Rule 424(b)(2)
			Registration Nos. 333-14791
	NASD File No. 961029005
	Cusip #: 52517PLR0

PRICING SUPPLEMENT NO. 271
Trade Date: October 16, 1997 to Prospectus
Supplement dated August 11, 1997
and Prospectus dated August 11, 1997

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series E
                  		(Fixed Rate)

Due from Nine Months to 30 Years from Date of Issue

Pricing to Public:  99.959%

Agent's Commission: .35%

Settlement Date: 10/21/97

Interest Rate Per Annum:  6.375%

Interest Payment Dates:	February 15th and August 15th, commencing
2/16/98

Maturity Date:  10/23/00

These Notes, issued under Pricing Supplement No. 271, may be sold in minimum denominations of $1,000, or any amount in excess thereof which is an integral multiple of $1,000.

The aggregate principal amount of this offering is $175,000,000 and relates only to Pricing Supplement No. 271. Medium-Term Notes, Series E may be issued by the Company in an aggregate principal amount of up to $10,267,500,000 and, to date, including this offering, an aggregate of $9,778,325,000 Medium-Term Notes, Series E has been issued and $5,857,390,000 are outstanding.